As filed with the Securities and Exchange Commission on September 27, 1996
                                     Registration No. 33-------------------
- ------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in the charter)
       Delaware                                        13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------

               BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS CORPORATION
                              RETIREMENT SAVINGS PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)

              Approximate date of commencement of sale under the Plan;
     From time to time after the effective date of this Registration Statement.

                          CALCULATION OF REGISTRATION FEE
  ------------------------------------------------------------------------------
Titles of        Amount       Proposed maximum Proposed maxi-
securities       to be        offering price   mum aggregate   Amount of
to be registered registered   per share (1)    offering price  registration fee
- --------------------------------------------------------------------------------
Common Stock   35,000 shares(3)  $36.188       $1,266,580        $436.75
($.01 par value)(2)
- --------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price.
This amount is based on the average of the high and low prices of such Common Stock on September 20, 1996 on the consolidated reporting system.
(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) On 6/17/96, the name of the Borg-Warner Retirement Savings Plan, Dixon Plant ("Dixon Plan) was changed to Borg-Warner Automotive Air/Fluid Systems
Corporation Retirement Saving Plan ("AFS Plan") (a registration statement on
Form S-8 (No. 33-75564) was previously filed for the registration of 40,000 shares of Common Stock for the Dixon Plan on 2/22/94); the Borg-Warner
Retirement Savings Plan, Blytheville Plant ("Blytheville Plan") was merged with and into the AFS Plan (a registration statement on Form S-8 (No. 33-75566) was previously filed for the registration of 20,000 shares of Common Stock for the Blytheville Plan on 2/22/94).

                                  PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of Registration Nos. 33-75564 and 33-75566 on Form S-8 are incorporated herein by reference.


Item 8.   EXHIBITS.

     (5) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

     (23.1)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

     (24) Power of Attorney.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on September 27, 1996.

                                   BORG-WARNER AUTOMOTIVE, INC.


                                   By: JOHN F. FIEDLER
                                   --------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, The Retirement Savings Plan Committee as Administrator of the Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on September 27, 1996.

     SIGNATURE                TITLE

ROBIN J. ADAMS      Retirement Savings Plan Committee Member
- ------------------
ROBIN J. ADAMS

WILLIAM C. CLINE    Retirement Savings Plan Committee Member
- ------------------
WILLIAM C. CLINE

GERALDINE KINSELLA  Retirement Savings Plan Committee Member
- ------------------
GERALDINE KINSELLA

REGIS J. TRENDA     Retirement Savings Plan Committee Member
- ------------------
REGIS J. TRENDA

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on September 27, 1996.

SIGNATURE                TITLE

JOHN F. FIEDLER          Chairman of the Board and Chief Executive Officer
- -----------------------
JOHN F. FIEDLER

ROBIN J. ADAMS           Vice President and Treasurer
- ------------------------ (Principal Financial Officer)
ROBIN J. ADAMS

WILLIAM C. CLINE         Vice President and Controller
- ------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

ALBERT J. FITZGIBBONS, III    Director
- -------------------------
ALBERT J. FITZGIBBONS, III

ALEXIS P. MICHAS         Director
- ------------------------
ALEXIS P. MICHAS

PAUL E. GLASKE           Director
- ------------------------
PAUL E. GLASKE

JAMES J. KERLEY          Director
- ------------------------
JAMES J. KERLEY

DONALD C. TRAUSCHT       Director
- ------------------------
DONALD C. TRAUSCHT

IVAN W. GORR             Director
- ------------------------
IVAN W. GORR

MATTHIAS B. BOWMAN       Director
- ------------------------
MATTHIAS B. BOWMAN

The Retirement Savings Plan Committee as administrator of the Retirement Savings
Plan:

By:  ROBIN J. ADAMS      Retirement Savings Plan Committee Member
     --------------------
     ROBIN J. ADAMS

     WILLIAM C. CLINE    Retirement Savings Plan Committee Member
     --------------------
     WILLIAM C. CLINE

     GERALDINE KINSELLA  Retirement Savings Plan Committee Member
     --------------------
     GERALDINE KINSELLA

     REGIS J. TRENDA     Retirement Savings Plan Committee Member
     --------------------
     REGIS J. TRENDA

                                   EXHIBIT INDEX

(5) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company

(23.1)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

(24) Power of Attorney